UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 12, 2014, Energy XXI (Bermuda) Limited (“EXXI”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing a proposed financing by its wholly owned subsidiary, Energy XXI Gulf Coast, Inc. (the “Company”). EXXI also announced that the net proceeds of the offering will be used to repay all indebtedness outstanding under the Company’s revolving credit facility and the remainder to fund a portion of the cash consideration for EXXI’s pending acquisition of EPL Oil & Gas, Inc. (the “EPL Acquisition”). If the EPL Acquisition is not consummated, the Company intends to use all of the remaining net proceeds for general corporate purposes. The consummation of the offering is not conditioned on the closing of the EPL Acquisition.

Exhibit 99.2, which is incorporated by reference into this Item 8.01, sets forth certain supplemental information contained in the preliminary offering memorandum dated May 12, 2014 distributed to certain potential investors in connection with the proposed financing. Unless otherwise noted herein, as used in Exhibit 99.2 (i) “Company,” “EGC,” “we,” “us,” or “our” refer to Energy XXI Gulf Coast, Inc., the issuer of the notes, including its permitted successors and assigns, and not to any of its subsidiaries, unless the context otherwise requires, (ii) “Parent” or “EXXI” refers to Energy XXI (Bermuda) Limited., the ultimate parent of Energy XXI Gulf Coast, Inc. including its permitted successors and assigns and (iii) “EPL” refers to EPL Oil & Gas, Inc.

The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy securities. The securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Energy (XXI) Bermuda Limited, dated May 12, 2014.
99.2	Supplemental information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

	By:	/s/ David West Griffin
May 12, 2014		David West Griffin Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Energy (XXI) Bermuda Limited, dated May 12, 2014.
99.2	Supplemental information.